Exhibit 23
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
POTASH CORPORATION OF SASKATCHEWAN INC.
We consent to the incorporation in the following Registration Statements of Potash Corporation of Saskatchewan Inc.:
•	Registration Statement No. 33-37855 on Form S-8;

•	Registration Statement No. 333-19215 on Form S-8;

•	Registration Statement No. 333-93773 on Form S-8;

•	Registration Statement No. 333-53531 on Form S-8;

•	Registration Statement No. 333-75742 on Form S-8;

•	Registration Statement No. 333-75744 on Form S-8;

•	Registration Statement No. 333-113945 on Form S-8;

•	Registration Statement No. 333-124677 on Form S-8;

•	Registration Statement No. 333-89350 on Form S-3; and

•	Registration Statement No. 33-57920 on Form S-3
of our reports dated February 14, 2006 (except for Note 34 of the consolidated financial statements which is as of February 24, 2006) (which audit report on the consolidated financial statements expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences referring to changes in accounting principles), relating to the financial statements and financial statement schedule of Potash Corporation of Saskatchewan Inc., and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Saskatoon, Saskatchewan, Canada
March 9, 2006